Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 13, 2020, accompanying the consolidated financial statements included in the Annual Report of First Community Corporation on Form 10-K for the year ended December 31, 2019. We hereby consent to the incorporation by reference of said report in the Registration Statements of First Community Corporation on Form S-8 (File Nos. 333-170647, 333-135099, 333-119630, 333-90603, and 333-175218) and on Form S-3 (File No. 333-229442).

/s/ Elliott Davis, LLC

Columbia, South Carolina

March 13, 2020